Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

to Tender Shares of Common Stock

of

Convio, Inc.

at

$16.00 Net Per Share

by

Caribou Acquisition Corporation,

a wholly owned subsidiary of

Blackbaud, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 22, 2012, UNLESS THE OFFER IS EXTENDED

(Not to be used for Signature Guarantees)

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) (i) if certificates evidencing shares of common stock, par value, $0.001 per share (the “Shares”), of Convio, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) if share certificates and all other required documents cannot be delivered to Computershare Inc. (the “Depositary”) or (iii) if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase, dated January 25, 2012 (the “Offer to Purchase”)). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer Is:

By Mail: Computershare Inc. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	By Facsimile Transmission: (For Eligible Institutions Only) (617) 360-6810 Confirm by Telephone: (781) 575-2332	By Overnight Courier: Computershare Inc. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to Caribou Acquisition Corporation (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of Blackbaud, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in its Offer to Purchase, dated January 25, 2012 and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3, “Procedures for Accepting the Offer and Tendering Shares,” of the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):
(Please Print)

Address(es):

(Zip Code)

☐ Check if securities will be tendered by book-entry transfer

Name of Tendering Institution:

Area Code and Telephone No.(s):

Signature(s):

Account No.:

Transaction Code No.:

Dated:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Shares tendered hereby, in proper form of transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three New York Stock Exchange trading days after the date hereof.

The Eligible Institution that completes this form must communicate the guarantees to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)

Area Code and Tel No.:

(Authorized Signature)

Name:
(Please Type or Print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM. YOUR SHARE CERTIFICATES FOR SHARES MUST BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.